                                                                   EXHIBIT 99




                                          May 21, 1996

                                          Robert M. Burton
                                          Director, Investor Relations
                                          (810) 643-1040

                                          Shawn M. Kahle
                                          Vice President, Corporate Affairs
                                          (810) 637-4201


                                          FOR IMMEDIATE RELEASE


KMART CORPORATION REPORTS 1996 FIRST-QUARTER RESULTS

TROY, Mich., May 21, 1996 -- Kmart Corporation (NYSE: KM) today reported a loss from continuing operations of $38 million, or $0.08 per share, compared with a loss from continuing operations of $109 million, or $0.24 per share in the first quarter of 1995, before giving effect to the impact of discontinued operations and non-recurring activities in 1996 and 1995, respectively.

Kmart's net loss for the first quarter of 1996 was $99 million, or $0.21 per share. The first quarter of 1996 included a net charge for discontinued operations of $61 million, or $0.13 per share, resulting from participation in the recent initial public offering of Thrifty PayLess Holdings, Inc. and the revaluation of the Company's remaining holding. This compares to a net loss of $28 million, or $0.06 per share, in the first quarter of 1995, which included the positive impact of a pension curtailment gain of $84 million net of tax, or $0.18 per share, relating to the freezing of the Kmart defined benefit pension plan.

Total sales in the first quarter were $7.580 billion, an increase of 1.8% from $7.443 billion for the first quarter of 1995. Sales levels were adversely affected by lower numbers of operating stores and colder weather during the period. The gross margin for the first quarter was 21.9% of sales versus 22.2% last year, reflecting increased volumes of lower-margin items and consumables in the mix of sales. The selling, general and administrative (SG&A) expense ratio for the quarter was 21.9% of sales versus 23.7% for the comparable 1995 period.

KMART CORPORATION REPORTS FIRST QUARTER 1996 RESULTS 2-2-2



Commenting on first quarter results, Floyd Hall, chairman, president and chief executive officer, said, "Our overall performance for the quarter was on plan. Sales in our U.S. Kmart stores increased 4.5% on a comparable store basis in the first quarter, despite weather-related softness around the Easter holiday. Our gross margin rates also felt the effects of cold weather on higher-margin seasonal goods, together with ongoing promotional activity in the hardlines area."

"We made major improvements in the area of cost reduction," Hall said. "Our first quarter SG&A expenses were reduced by $105 million over last year, reflecting some of the decisions of 1995, predominantly the closing of unproductive stores and the sale of the auto service business. We expect to see solid progress in expense control over the remainder of the year."

Kmart Corporation serves America with 2,159 Kmart plus 167 Builders Square retail outlets and 134 stores internationally.

Kmart Corporation common stock is listed on the New York, Pacific, and Chicago Stock Exchanges.

KMART CORPORATION REPORTS FIRST QUARTER 1996 RESULTS 3-3-3



                               KMART CORPORATION
                    SALES AND OPERATING RESULTS BY BUSINESS
                 13 WEEKS ENDED MAY 1, 1996 AND APRIL 26, 1995

                                     SALES


                                                   % Change
                                                   All  Comparable
(Millions U.S. $)            5-1-96   4-26-95    Stores  Stores (b)
                           --------- --------- ---------------------
General Merchandise-
 United States              $ 6,692    $ 6,564     2.0       4.5
 International                  283        249    13.7       4.5 (a)
                           ---------  ---------
Total General Merchandise     6,975      6,813     2.4       4.5

Specialty Retail-
 Builders Square                605        630    (4.0)     (0.8)
                           ---------  ---------
Total Kmart                 $ 7,580    $ 7,443     1.8       2.3
                           =========  =========

(a) International comparable store sales change is calculated on sales in the applicable local currency.

(b) Comparable store sales are based on the 13 week accounting periods ended 5-1-96 and 4-26-95.


                               OPERATING RESULTS



(Millions U.S.$)               5-1-96    4-26-95    % Change
                             ---------  ---------  ----------
General Merchandise-
 United States (a)              $ 58      $ 86       (32.6)
 International                    (1)       (5)      (80.0)
                             ---------  ---------
Total General Merchandise         57        81       (29.6)

Specialty Retail-
Builders Square                    0       (11)      100.0
                             ---------  ---------
Total Kmart  (a) (b)            $ 57      $ 70       (18.6)
                             =========  =========

(a) 1995 includes $124 million one time gain resulting from pension curtailment.
(b) The pretax LIFO charge for the 1996 period was $8 million, compared with $7 million for the 1995 first quarter.

KMART CORPORATION REPORTS FIRST QUARTER 1996 RESULTS 4-4-4




                               KMART CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        13 Weeks             13 Weeks              %
                                                         Ended                Ended               Inc.
(Amounts in millions, except per share data)             5-1-96              4-26-95             (Dec)
                                                       ---------             ---------          -------
Sales                                                    $ 7,580              $7,443              1.8
Cost of merchandise sold                                   5,921               5,788              2.3
                                                        ---------            ---------
Gross profit                                               1,659               1,655              0.2

Licensee fees and other income                                60                  58              3.4

Selling, general and administrative expenses               1,662               1,767             (5.9)
Gain on pension curtailment                                   -                 (124)               -
                                                        ---------           ---------
Operating income                                              57                  70            (18.6)

Interest expense, net                                        116                 109              6.4
Loss from continuing retail operations before income    ---------           ---------
 taxes and equity income                                     (59)                (39)            51.3
Equity in net income of unconsolidated companies               2                   2              -

Income tax benefit                                           (19)                (12)            58.3
                                                        ---------            ---------
Net loss from continuing retail operations                   (38)                (25)            52.0

Loss from discontinued operations, net of income taxes         -                  (3)              -
Loss on disposal of discontinued operations, net of
 income taxes                                                (61)                  -               -

                                                        ---------            ---------
Net loss                                                 ($   99)            ($   28)              -
                                                        =========            =========
Loss per common share:
 Continuing retail operations                            ($ 0.08)            ($ 0.06)
 Loss from discontinued operations                             -             (  0.00)
 Loss on disposal of discontinued operations             (  0.13)                 -
                                                       ----------            --------
 Net loss                                                ($ 0.21)            ($ 0.06)
                                                      ==========            ========
 Weighted average shares outstanding                       482.1               458.8

* The consolidated statement of operations for the prior period has been restated for discontinued operations.

KMART CORPORATION REPORTS FIRST QUARTER 1996 RESULTS 5-5-5



                               KMART CORPORATION
                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS


                                                         13 Weeks   13 Weeks
                                                          Ended       Ended
(Amounts in millions)                                     5-1-96     4-26-95
                                                        ---------- -----------
Cash Flows From Operating Activities:
Loss from continuing retail operations                      $(38)       $(25)
Adjustments to reconcile net loss to net cash
 provided by (used for) operations:
  Depreciation and amortization                              159         176
  Deferred income taxes                                       60          80
  Undistributed equity income and dividends received          62          (8)
  Decrease in other long-term liabilities                    (52)       (313)
  Changes in certain assets and liabilities                  157        (187)
                                                        ---------- -----------
   Net cash provided by (used for) continuing retail
    operations                                               348        (277)
 Discontinued operations                                      32         130
                                                        ---------- -----------
Net cash provided by (used for) operating activities         380        (147)

Cash Flows From Investing Activities:
 Capital expenditures                                        (51)       (123)
 Proceeds from asset sales and divestitures, net             177          22
 Other, net                                                   (4)          8
                                                        ---------- -----------
Net cash provided by (used for) investing activities         122         (93)

Cash Flows From Financing Activities:
 Proceeds from long-term debt and notes payable                -         546
 Reductions in long-term debt and notes payable               (19)      (194)
 Reduction in capital lease obligations                       (25)       (26)
 Dividends paid                                                -        (112)
 Other, net                                                    21          6
                                                        ---------- -----------
Net cash provided by (used for) financing activities          (23)       220

Net increase (decrease) in cash                               479        (20)
Cash at beginning of year                                   1,095        353
                                                        ---------- -----------
Cash at end of period                                      $1,574       $333
                                                        ========== ===========

* The consolidated cash flow statement for the prior period has been restated for discontinued operations.

KMART CORPORATION REPORTS FIRST QUARTER 1996 RESULTS 6-6-6

                               KMART CORPORATION
                          CONSOLIDATED BALANCE SHEETS


(Amounts in millions)                                               5-1-96       4-26-95
                                                                 ------------- ------------
ASSETS
Current Assets:
 Cash (including temporary investments of $1,082 and $41,
  respectively)                                                       $1,574        $333
 Merchandise inventories                                               7,356       7,294
 Other current assets                                                  1,045       1,468
 Net current assets of discontinued operations                           157         340
                                                                 -------------  ----------
  Total current assets                                                10,132       9,435
Investments in affiliated retail companies                                32         111
Property and equipment - net                                           5,093       5,970
Other assets and deferred charges                                        870         262
Net long-term assets of discontinued operations                            -       1,099
                                                                 -------------  ----------
  TOTAL ASSETS                                                       $16,127     $16,877
                                                                 =============  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Long-term debt due within one year                                     $248         $84
 Notes payable                                                             -       1,294
 Accounts payable - trade                                              2,756       3,127
 Accrued payrolls and other liabilities                                1,181       1,076
 Taxes other than income taxes                                           226         330
 Income taxes                                                              5          83
                                                                 -------------  ----------
  Total current liabilities                                            4,416       5,994

Capital lease obligations                                              1,601       1,754
Long-term debt and notes payable                                       3,674       1,957
Other long-term liabilities                                            1,239       1,217

Shareholders' Equity:
 Preferred stock, 10,000,000 shares authorized;
  Series C, 790,287 shares authorized; 654,815 shares issued at
   April 26, 1995                                                          -         131
 Common stock, 1,500,000,000 shares authorized;
  shares issued 486,576,469, and 464,770,564, respectively               486         465
Capital in excess of par value                                         1,610       1,508
Retained earnings                                                      3,227       3,989
Treasury shares and restricted stock                                     (59)        (86)
Foreign currency translation adjustment                                  (67)        (52)
                                                                 -------------  ----------
 Total shareholders' equity                                            5,197       5,955
                                                                 -------------  ----------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $16,127     $16,877
                                                                 =============  ==========

* The consolidated balance sheet for the prior period has been restated for discontinued operations.